Exhibit 1.10

Execution Version

REXFORD INDUSTRIAL REALTY, INC.

(a Maryland corporation)

$1,000,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

(FORWARD)

Dated: May 27, 2022

i

SECTION 26. Recognition of the U.S. Special Resolution Regimes	53

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B1	–	Form of Confirmation
Exhibit B2	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Subsidiaries of the Company
Exhibit E	–	Restrictions on Distribution
Exhibit F	–	Officers’ Certificate
Exhibit G	–	Form of Opinion of Latham & Watkins LLP
Exhibit G-1	–	Form of Negative Assurance Letter of Latham & Watkins LLP
Exhibit H	–	Form of Tax Opinion of Latham & Watkins LLP
Exhibit I	–	Form of Opinion of Venable LLP
Exhibit J	–	Certificate of the Chief Financial Officer
Exhibit K	–	Issuer Free Writing Prospectus

ii

REXFORD INDUSTRIAL REALTY, INC.

$1,000,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT (FORWARD)

May 27, 2022

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, NC 28202

As Forward Seller and Sales Agent

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, NC 28202

As Forward Purchaser

Ladies and Gentlemen:

Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”) and Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with Regions Securities LLC (in its capacity as forward purchaser, the “Forward Purchaser”) and Regions Securities LLC (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Securities (as defined below) hereunder, the “Sales Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities (as defined below) hereunder, the “Forward Seller”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $1,000,000,000 (the “Maximum Amount”), may be offered and sold in the manner contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities offered and sold under this Agreement shall be the sole responsibility of the Company, and that neither the Sales Agent nor the Forward Seller, as applicable, shall have any obligation in connection with such compliance. The offering and sale of the Securities by the Sales Agent and the Forward Seller will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company agrees that whenever it determines to sell Securities directly to the

Sales Agent as principal it will enter into a separate written agreement containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3 (File No. 333-249932), which automatic shelf registration statement became effective upon filing under Rule 462(e) under the Securities Act, including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Sales Agent or the Forward Seller, as applicable, for use by the Sales Agent or the Forward Seller, as applicable, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act is herein called the “Prospectus.” The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Securities. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

The Company and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), dated as of the date hereof, with each of BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., CIBC World Markets Corp., , Goldman Sachs & Co. LLC, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC and, in certain cases, one of their respective affiliates (each, in its capacity as agent and/or principal (in the case of the Issuance Securities), an “Alternative Sales Agent”, as forward seller (in the case of the Forward Hedge Securities), an “Alternative Forward Seller,” or as forward purchaser, an “Alternative Forward Purchaser”) on the terms set forth in the applicable Alternative Distribution Agreements. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2. Placements.

(a) Each time that the Company wishes to issue (in the case of an Issuance) and sell the Securities hereunder (each, a “Placement”), it will notify the Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum specify whether it relates to an “Issuance” or a “Forward” and include the number of Securities to be sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day, any minimum price below which sales may not be made and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuance and Forwards is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B2 (with a copy to each of the other individuals from the Company listed on such schedule) and shall be addressed to each of the individuals from the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B2, as such Exhibit B2 may be amended from time to time.

(b) If the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable will, prior to 8:30 a.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B2 setting forth the terms that the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, until the Company delivers to the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B2. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Sales Agent’s or the Forward Seller’s and the Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) any party shall have suspended the sale of the Placement Securities in accordance with Section 4(a) below. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agent or the Forward Seller in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C, unless otherwise agreed to by the applicable parties. It is expressly acknowledged and agreed that neither the Company nor the Sales Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Sales Agent and either (i) the Sales Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. It is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser, the Company and the Forward Purchaser execute a Confirmation in the form attached hereto as Exhibit B1 related to such Placement and either (a) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (b) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c) No Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Distribution Agreement unless the Securities to be sold under all such previously delivered Placement Notices have all been sold; no Placement Notice may be delivered hereunder or under any Alternative Distribution Agreement if any Selling Period specified therein may overlap in whole or in part with any Unwind Period (as defined in the applicable Forward Contract) under any Forward Contract entered into between the Company and the Forward Purchaser or any Alternative Forward Purchaser; and no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder and under any Alternative Distribution Agreements, would result in the sum of the number of Confirmation Shares issued and delivered under all Forward Contracts (whether with the Forward Purchaser or any Alternative Forward Purchaser) that have settled, plus the Share Cap under all Forward Contracts then outstanding or to be entered into, exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

SECTION 3. Sale of Securities.

(a) Subject to the provisions of Sections 2(b) and 6(a), the Sales Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, as applicable) specifying that it relates to an “Issuance,” will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Sales Agent will provide written confirmation to the Company no later than 8:30 a.m. (New York City time) on the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Issuance Securities hereunder setting forth the number of Issuance Securities sold on such day, the compensation payable by the Company to the Sales Agent pursuant to Section 2(b) with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales.

(b) Subject to the provisions of Sections 2(b) and 6(d) and the Confirmation, the Forward Seller, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, as applicable) specifying that it relates to a “Forward,” will use commercially reasonable efforts consistent with its normal trading and sales practices to sell Forward Hedge Securities up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation to the Company and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Securities hereunder setting forth the number of Forward Hedge Securities sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Securities, the corresponding Aggregate Sales Price and the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect thereof.

(c) No later than the opening of the Trading Day immediately prior to the first Trading Day of the Forward Hedge Selling Period pursuant to the related Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company shall execute and deliver a Confirmation to the Forward Purchaser related to such Placement.

(d) Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Securities may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Sales Agent and the Forward Seller may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions.

(e) Each of the Company and Operating Partnership acknowledges and agrees that (i) there can be no assurance that the Sales Agent or the Forward Seller, as applicable, will be successful in selling Securities, and (ii) the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Securities for any reason other than a failure by the Sales Agent or the Forward Seller, as applicable, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities pursuant to this Agreement and the Alternative Distribution Agreements shall be effected by or through only the Sales Agent, the Forward Seller, an Alternative Sales Agent or an Alternative Forward Seller on any single given day, but in no event by more than one, and the Company shall in no event request that the Sales Agent, the Forward Seller, an Alternative Sales Agent or an Alternative Forward Seller sell Securities on the same day.

SECTION 4. Suspension of Sales.

(a) Notwithstanding anything herein to the contrary and pursuant to the terms of each Forward Contract, in the event that either (i) the Forward Seller is unable to sell any Forward Hedge Securities under this Agreement pursuant to the terms of such Forward Contract, or (ii) in the commercially reasonable judgment of the Forward Purchaser, it or its affiliate (x) is not able to hedge in a commercially reasonable manner its exposure under such Forward because insufficient shares of Common Stock are made available for borrowing by securities lenders or (y) would incur a cost to borrow (or to maintain a borrow of) shares of Common Stock to hedge in a commercially reasonable manner its exposure under such Forward that is greater than a rate specified in such Forward Contract, then the Forward Seller shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Securities that the Forward Purchaser or its affiliate borrows below such cost. For the avoidance of doubt, the obligations of the Forward Seller hereunder with respect to the offer or sale of any Forward Hedge Securities in connection with a Forward shall be subject to the related Forward Contract being effective and not having been terminated.

(b) The Company, the Sales Agent or the Forward Seller and the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Securities. Each of the parties agrees that no such notice under this Section 4(a) shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit B may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to the Sales Agent, the Forward Seller and the Forward Purchaser as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with the Sales Agent, the Forward Seller and the Forward Purchaser as follows:

(1) Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. At the respective times, each prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Sales Agent or the Forward Seller, as applicable, expressly for use therein. For purposes of this Agreement, the only information so furnished in any Registration Statement, Prospectus or Issuer Free Writing Prospectus shall be the Sales Agent’s or the Forward Seller’s, as applicable, name on the cover of the Prospectus (as applicable, the “Sales Agent Information”).

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Sales Agent, the Forward Seller and the Forward Purchaser (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Sales Agent or the Forward Seller, as applicable, specifically for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or another offering participant made a bona fide offer (within the meaning, for this paragraph only, of Rule 164(h)(2) of the Securities Act) the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405 of the Securities Act) in connection with the offering contemplated hereby. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, which became effective no earlier than three (3) years prior to the date hereof, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. Any written communication that was an offer relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of

Rule 163(c) of the Securities Act) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163 of the Securities Act.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2) Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(3) [Reserved]

(4) Independent Accountants. Ernst & Young LLP, who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(5) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and the respective entities to which such financial statements relate (the “Covered Entities”) at the dates indicated and the consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Covered Entities for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in Inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus, if any, fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(6) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise (including all of the properties owned by the Company, the Operating Partnership or their respective subsidiaries and described in the Prospectus (the “Properties”)), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock, the 5.875% Series B Cumulative Redeemable Preferred Stock and the 5.625% Series C Cumulative Redeemable Preferred Stock in amounts per share that are consistent with past practice and corresponding distributions on the corresponding limited partnership interests of the Operating Partnership or distributions on the Operating Partnership’s 4.43937% Cumulative Redeemable Convertible Preferred Units (the “Series 1 CPOP Units”) and the Operating Partnership’s 4.00% Cumulative Redeemable Convertible Preferred Units (the “Series 2 CPOP Units”), there has been no dividend or other distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entity.

(7) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and each Forward

Contract, and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(8) Good Standing of the Operating Partnership; Partnership Agreement. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership as of the most recently completed fiscal quarter for which financial statements have been filed with the Commission is as set forth in the Prospectus. The Seventh Amended and Restated Partnership Agreement of the Operating Partnership has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(9) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except as listed on Exhibit D hereto, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is a Subsidiary other than the entities listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

(10) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, any Forward Contract or the Alternative Distribution Agreements or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement and the Prospectus, including common units of partnership interests in the Operating Partnership (the “Common OP Units”)). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The outstanding OP Units (as defined below) have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued. Except for the 5.875% Series B Cumulative Redeemable Preferred Units of the Operating Partnership, 5.625% Series C Cumulative Redeemable Preferred Units of the Operating Partnership and the Series 1 CPOP Units and the Series 2 CPOP Units (collectively, the “Preferred OP Units” and, together with the Common OP Units, the “OP Units”) or as described in the Registration Statement and the Prospectus, there are no other OP Units outstanding as of the date hereof other than those owned by the Company. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(11) Authorization of Agreement and Forward Contracts. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. Prior to the sale of any Forward Hedge Securities, the related Forward Contract will be duly authorized, executed and delivered by the Company, enforceable against the Company in accordance with its terms.

(12) Authorization and Description of Securities. The Securities to be sold pursuant to this Agreement have been duly authorized for issuance and/or sale, pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder. The certificates to be used to represent any certificated shares of Common Stock will be in substantially the form filed as an exhibit to the Registration Statement.

(13) Authorization and Description of Confirmation Shares. If any Forward Contracts are outstanding, a number of shares of Common Stock equal to the collective total of the Share Cap (as defined in each applicable Forward Contract) has been duly authorized, has been reserved for issuance for the purpose of settlement of such Forward Contracts and will be kept available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance until settlement of such Forward Contracts. When issued, sold and/or delivered by the Company to the Forward Purchaser pursuant thereto, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of such Forward Contract, the Confirmation Shares will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such Confirmation Shares will not be subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company. The issuance, sale and/or delivery by the Company of Confirmation Shares to the Forward Purchaser or any of its affiliates pursuant to the terms of the applicable Forward Contract and the delivery by the Forward Purchaser or any of its affiliates of such Confirmation Shares to close out open borrowings of Common Stock created in the course of the hedging activities by the Forward Purchaser or any of its affiliates relating to the Forward Purchaser’s exposure under such Forward Contract do not and will not require registration under the Securities Act.

(14) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(15) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or partnership action (as applicable) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the Prospectus or that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of violations of law, statute, rule, regulation, judgment, order, writ or decree, for such violations that would not result in a Material Adverse Effect. The execution, delivery and performance of any Forward Contract and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder will be duly authorized by all necessary corporate action prior to any sale of Forward Hedge Securities and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(16) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect. To the Company’s knowledge, no officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Operating Partnership as described in the Registration Statement and the Prospectus.

(17) Employee Benefits. (i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or

ERISA Affiliates has any liability, whether actual or contingent, excluding any reportable event for which the notice requirements have been waived; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA, including with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” maintained or contributed to by the Company and each of its subsidiaries that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(18) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement and each Forward Contract, as applicable, or the performance by the Company and its subsidiaries of their obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(19) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(20) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any subsidiary of its obligations hereunder, in connection with the issuance, sale and/or delivery of the Securities or the Confirmation Securities pursuant to this Agreement or each Forward Contract or its consummation of the transactions herein and therein contemplated, as applicable, except such as have been already obtained or as may be required under the Securities Act, the rules of the NYSE, state securities laws or the rules of FINRA.

(21) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(22) Title to Personal Property. Each of the Company and its subsidiaries has good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of personal property owned or leased (as applicable) by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(23) Real Property. (i) Each of the Company and its subsidiaries has good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned or ground leased (as applicable) by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus, (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (C) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold Properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (iii) except as otherwise set forth in or described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust, are not cross-defaulted or cross-collateralized to any property not owned, or owned, directly or indirectly, in whole or in part, by the Company or its subsidiaries; (iv) to the knowledge of the Company and its subsidiaries, none of the tenants under any lease of space at any of the Properties that, singly or in the aggregate, is material to the Company and its subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings; (v) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (vi) each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (vii) neither the Company nor any subsidiary has received written notice of a proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that would materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (viii) there are no subleases with respect to any Property or portion thereof except such as (A) are described in the Registration Statement and the Prospectus or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ix) the Company or one or more of its subsidiaries has obtained, on or prior to the date hereof, one or more title insurance policies on, whether directly or through assignment or endorsements, or a so-called “fairway-endorsement” on existing title policies covering, the fee interests (or leasehold interests as the case may be) from a nationally recognized title insurance company, or, if such title insurance policy has not yet been issued, a binding commitment by such title insurance company to issue such a policy, in any event covering each Property, with coverage in an amount at least equal to 80% to the cost of acquisition of such Property (including the principal amount of any indebtedness assumed in connection with such acquisition) by the Company or its subsidiary in which title to such property is vested, including the principal amount of any indebtedness assumed with respect to the Property, and such title insurance policies, fairway endorsements or binding commitments, as the case may be, are in full force and effect; (x) except as would not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, (a) there are no encroachments upon any Property by improvements on an adjacent property, and (b) none of the improvements on any Property encroach on any adjacent property, streets or alleys; (xi) except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is party to any material Lease (as defined below) that is required to be disclosed in the Registration Statement or the Prospectus; (xii) except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries holds any Property under a ground lease, and true and complete copies of each ground lease described in the Registration Statement and the Prospectus have been provided to the Sales Agent, the Forward Seller and the

Forward Purchaser or their respective counsel; (xiii) all real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Registration Statement and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (xv) to the knowledge of the Company and the Operating Partnership, except as set forth in or described in the Registration Statement and the Prospectus or reflected in the pro forma financial statements, and, with respect to (A) through (G) below, except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect: (A) no rentals or other amounts due under any lease have been paid more than one (1) month in advance; (B) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with any lease nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its leases; (C) all tenants, licensees, franchisees or other parties under any lease, exhibit, schedule, amendment or other document related to the lease of space at the Properties (the “Leases”) are in possession of their respective premises; (D) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement and the Prospectus; (E) none of the Company or any of its subsidiaries has waived any material provision under any of the Leases; (F) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (G) no tenant under any of the Leases and no third party has a right of first refusal or other right to purchase the premises demised under such Lease.

(24) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(25) No Acquisitions or Dispositions. (i) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement and the Prospectus that are not so described; and (ii) except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sold any real property to a third party during the immediately preceding twelve (12) calendar months, except for such sales as would not reasonably be expected to have a Material Adverse Effect.

(26) Mortgages; Deeds of Trust. The Company has provided to the Sales Agent, the Forward Seller and the Forward Purchaser true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries, and none of the Company and its subsidiaries that is party to any such document is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any such document.

(27) Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any binding federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, including any binding judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings, including any action, suit or proceeding by any private party, relating to any Environmental Law against the Company or any of its subsidiaries, and none are threatened in writing, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as otherwise set forth in the Registration Statement and the Prospectus, and except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned, directly or indirectly by the Company or its subsidiaries. The Company or a subsidiary of the Company has valid pollution and remediation legal liability insurance policies covering its Glendale Commerce Center, 15041 Calvert Street (Van Nuys), and 1661 240th Street (Los Angeles) properties, and except as otherwise set forth in the Registration Statement and the Prospectus, (A) neither the Company nor any of its subsidiaries has made any material claims under such pollution and remediation legal liability insurance policies within the last five (5) years; and (B) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing pollution and remediation legal liability insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost or similar insurers as may be necessary to continue its business.

In the ordinary course of their business, the Company and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement and the Prospectus.

(28) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries (i) have taken all necessary actions to ensure that the Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in Inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement the and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the

Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(29) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(30) Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Sales Agent or the Forward Seller, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the the Sales Agent, the Forward Seller and the Forward Purchaser.

(31) Federal Tax Status. Commencing with its taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and will continue to operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2022 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and current and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects. Each of the Company’s direct or indirect corporate subsidiaries will qualify as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code. The Operating Partnership will be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes.

(32) Payment of Taxes. The Company and its subsidiaries (A) have paid all federal, and all material state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all federal and all other material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted in writing against the Company, or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(33) Transfer Taxes. Except as disclosed in the Registration Statement and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and each Forward Contract or the issuance or sale of the Securities or the Confirmation Securities.

(34) Insurance. Each of the Company and its subsidiaries carry or are entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the assets owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. Neither the Company nor the Operating Partnership has any reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(35) Investment Company Act. Neither the Company nor the Operating Partnership is required, or upon the issuance, sale and/or delivery of the Securities or the Confirmation Securities pursuant to this Agreement or any Forward Contract and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will be required, to register as an “investment company” under the Investment Company Act.

(36) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(37) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(38) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(39) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, the so-called Donetsk People’s Republic, Iran, the so-called Luhansk People’s Republic, North Korea and Syria); and the Company will not directly or indirectly use the proceeds of the sale of the Securities or pursuant to any Forward Contract, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as sales agent, underwriter, advisor, investor or otherwise) of Sanctions.

(40) Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership or from making any other distribution on such subsidiary’s equity interests, except (A) pursuant to the agreements set forth in Exhibit E and (B) as described in the Registration Statement and the Prospectus and as prohibited by applicable law.

(41) No Equity Awards. Except for grants pursuant to equity incentive plans disclosed in the Registration Statement and the Prospectus, the Company has not granted to any person or entity, a compensatory stock option or other compensatory equity-based award to purchase or receive common stock of the Company or OP Units of the Operating Partnership pursuant to an equity-based compensation plan or otherwise.

(42) No Finder’s Fee. Except for the discounts and commissions payable by the Company to the Sales Agent, the Forward Seller, each Alternative Sales Agent and each Alternative Forward Seller in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(43) NYSE. The outstanding shares of Common Stock, the Securities and the Confirmation Securities have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of such securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(44) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(45) Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement or the Prospectus which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(46) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Sales Agent, the Forward Seller or the Forward Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities or from any Forward Contract to repay any outstanding debt owed to any affiliate of the Sales Agent, the Forward Seller or the Forward Purchaser.

(47) No FINRA Affiliations. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(48) Statistical or Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(49) Proprietary Trading by the Sales Agent and the Forward Seller. The Company acknowledges and agrees that the Sales Agent and the Forward Seller have informed the Company that the Sales Agent and the Forward Seller may, to the extent permitted under the Securities Act and Exchange Act, trade in the Common Stock for the Sale Agent’s or the Forward Seller’s own respective account and for the account of their respective clients during the term of this Agreement or the terms of any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(50) FINRA Matters. All of the information provided to the Sales Agent, the Forward Seller and the Forward Purchaser, or to their respective counsel, by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct in all material respects. To the knowledge of the Company, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Company has any association with any FINRA member.

(51) Cybersecurity and Data Protection. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate in all material respects for, and operate and perform as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its Subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for such failures as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for such failures as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(b) Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Sales Agent, the Forward Seller and the Forward Purchaser, or to their respective counsel, shall be deemed a representation and warranty by the Company and the

Operating Partnership, as the case may be, to the Sales Agent, the Forward Seller and the Forward Purchaser as to the matters covered thereby.

SECTION 6. Sale and Delivery; Settlement.

(a) Sale of Issuance Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Sales Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by the Sales Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that the Sales Agent will be successful in selling Issuance Securities, (ii) the Sales Agent will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Issuance Securities for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities as required under this Section 6 and (iii) the Sales Agent shall be under no obligation to purchase Issuance Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Issuance Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Issuance Settlement Date”). The amount of proceeds to be delivered to the Company on an Issuance Settlement Date against receipt of the Issuance Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agent at which such Issuance Securities were sold, after deduction for (i) the Sales Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Sales Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Issuance Securities. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Securities being sold by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Securities on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereof, it will (i) hold the Sales Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Sale of Forward Hedge Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Seller and the Forward Purchaser of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the applicable Confirmation, the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that, in addition to Section 3(f) hereof, (i) there can be no assurance that the Forward Seller will be successful in selling Securities, and (ii) the Forward Seller and the Forward Purchaser will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Securities for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities as required under this Agreement.

(e) Delivery of Forward Hedge Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Securities in exchange for delivery of the related Aggregate Forward Hedge Price will occur on the date (each, a “Forward Hedge Settlement Date”) and in the manner agreed to by the Forward Seller and the Forward Purchaser.

(f) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Sales Agent or the Forward Seller, as applicable, may request in writing at least one full business day before the Settlement Date. The certificates for the Securities will be made available for examination and packaging by the Sales Agent or the Forward Seller in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date. The Company or the Forward Purchaser, as applicable, shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless the Sales Agent or the Forward Seller, as applicable, shall otherwise instruct.

(g) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with (i) all sales of Issuance Securities under this Agreement and each of the Alternative Distribution Agreements and (ii) all Forward Hedge Securities sold under this

Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be offered and sold under this Agreement by the Company and notified to the Sales Agent, the Forward Seller and the Forward Purchaser in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof and notified to the Sales Agent, the Forward Seller and the Forward Purchaser in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

(h) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or instruct the Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) to offer, sell or deliver, any Securities (and, by notice to the Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and the Sales Agent, the Forward Seller and the Forward Purchaser, as applicable, shall not be obligated to make any such offer or sale of Securities, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(h)(1) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(1) If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) (with a copy to their respective counsel) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, and, prior to its filing, obtain the written consent of the Sales Agent or the Forward Seller and Forward Purchaser, as applicable, to such filing (which consent shall not be unreasonably withheld), (ii) provide the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 6(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 6(h)(1) shall in no way affect or limit the operation of clause (i) of Section 6(h) hereof, which shall have independent application.

SECTION 7. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership covenant with the Sales Agent, the Forward Seller and the Forward Purchaser as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Securities is required to be delivered by the Sales Agent or the Forward Seller under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any applicable similar rule), (i) the Company will notify the Sales Agent, the Forward Seller and the Forward Purchaser promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s or the Forward Seller’s and the Forward Purchaser’s, as the case may be, request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s or the Forward Seller’s and the Forward Purchaser’s, as the case may be, reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities by the Sales Agent, the Forward Seller or the Forward Purchaser, as applicable, (provided, however, that the failure of the Sales Agent, the Forward Seller or the Forward Purchaser to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Sales Agent, the Forward Seller and the Forward Purchaser within a reasonable period of time before the filing and the Sales Agent, the Forward Seller and the Forward Purchaser have not reasonably objected thereto (provided, however, that the failure of the Sales Agent, the Forward Seller or the Forward Purchaser to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to the Sales Agent, the Forward Seller and the Forward Purchaser at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise the Sales Agent, the Forward Seller and the Forward Purchaser promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent, the Forward Seller, the Forward Purchaser, and their respective counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus relating to the Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Sales Agent, the Forward Seller or the Forward Purchaser may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Sales Agent, the Forward Seller and the Forward Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time during any Selling Period or period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172 or any applicable similar rule), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Sales Agent, the Forward Seller or the Forward Purchaser or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, to suspend the offering of Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, such number of copies of such amendment or supplement as the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, to suspend the offering of Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Sales Agent and the Forward Seller, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent and the Forward Seller may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agent and the Forward Seller the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158.

(g) Use of Proceeds. The Company and the Operating Partnership will use the net proceeds received by them from the sale of the Securities and the net proceeds received under each Forward Contract in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any Selling Period or any period in which the Prospectus relating to the Securities is required to be delivered by the Sales Agent or the Forward Seller under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any applicable similar rule), the Company will use its commercially reasonable efforts to cause the Securities and the Confirmation Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any Selling Period or period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any applicable similar rule), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Securities remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company will not, without (i) giving the Sales Agent, the Forward Seller and the Forward Purchaser at least three (3) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Sales Agent, the Forward Seller and the Forward Purchaser suspending activity under this Agreement or any Forward Contract for such period of time as requested by the Company or as deemed appropriate by the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (u) the issuance of Common Stock in connection with the redemption of OP Units, (v) the payment of stock dividends in the ordinary course of business, (w) the Common Stock to be offered and sold by the Sales Agent or the Forward Seller pursuant to this Agreement or any Alternative Sales Agents or any Alternative Forward Seller pursuant to an Alternative Distribution Agreement, (x) the Common Stock to be issued and delivered pursuant to any Forward Contract, (y) the Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (z) equity incentive awards approved by the board of directors or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Securities, advise the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or the Forward Seller and the Forward Purchaser, or its respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Securities sold under this Agreement and any Alternative Distribution Agreement, the Net Proceeds to the Company and the compensation payable by the Company with respect to such sales.

(o) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2) at any other time reasonably requested by the Sales Agent, the Forward Seller and the Forward Purchaser (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Sales Agent, the Forward Seller and the Forward Purchaser with a certificate, in the form attached hereto as Exhibit F within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder or under any Alternative Distribution Agreement (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Sales Agent, the Forward Seller and the Forward Purchaser with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Sales Agent, the Forward Seller, any Alternative Sales Agent or any Alternative Forward Seller sells any Securities, the Company shall provide the Sales Agent, the Forward Seller and the Forward Purchaser with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.

(p) Opinion of Counsel for the Company and Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company and Operating Partnership shall cause to be furnished to the Sales Agent, the Forward Seller and the Forward Purchaser a written opinion and disclosure letter of Latham & Watkins LLP, corporate counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser, in form and substance satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser and their respective counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit G and Exhibit G-1, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Sales Agent, the Forward Seller and the Forward Purchaser with a letter (a “Reliance Letter”) to the effect that the Sales Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Opinion of Tax Counsel for the Company and the Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company and Operating Partnership shall cause to be furnished to the Sales Agent, the Forward Seller and the Forward Purchaser a written opinion of Latham & Watkins LLP, tax counsel for the Company and the Operating Partnership, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit H, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Sales Agent, the Forward Seller and the Forward Purchaser with a Reliance Letter to the effect that the Sales Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r) Opinion of Counsel for Company and the Operating Partnership as to All Matters Governed by Maryland Law. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company and Operating Partnership shall cause to be furnished to the Sales Agent, the Forward Seller and the Forward Purchaser a written opinion of Venable LLP, Maryland counsel for the Company, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit I, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Sales Agent, the Forward Seller and the Forward Purchaser with a Reliance Letter to the effect that the Sales Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion delivered under this Section 7(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(s) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Sales Agent and the Forward Seller letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Sales Agent and the Forward Seller, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(t) Chief Financial Officer’s Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agent, the Forward Seller and the Forward Purchaser a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser and their respective counsel, dated the date that the certificate is required to be delivered substantially similar to the form attached hereto as Exhibit J, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(u) Opinion of Counsel for the Sales Agent. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Sales Agent, the Forward Seller and the Forward Purchaser, as applicable, shall have received the favorable written opinion or opinions of Hunton Andrews Kurth LLP, counsel for the Sales Agent, dated such date, with respect to such matters as the Sales Agent, the Forward Seller and the Forward Purchaser may reasonably request.

(v) Opinion of Special Counsel for the Forward Purchaser. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Forward Seller and the Forward Purchaser shall have received the favorable written opinion or opinions of Sidley Austin LLP, special counsel for the Forward Purchaser, dated such date, with respect to such matters as the Forward Seller and the Forward Purchaser may reasonably request.

(w) Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be offered and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be offered and sold pursuant to this Agreement other than the Sales Agent, the Forward Seller, an Alternative Sales Agent or an Alternative Forward Seller; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement. In connection with entering into any Forward Contract, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Common Stock. For purposes of the foregoing, Affiliate means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(x) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(y) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement and the settlement of all Forward Contracts, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(z) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(aa) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Sales Agent in its capacity as principal or agent hereunder or the Forward Seller as agent hereunder, as applicable, the Company (including its agents and representatives, other than the Sales Agent, the Forward Seller, an Alternative Sales Agent or an Alternative Forward Seller, each in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Sales Agent as principal or agent hereunder or by the Forward Seller as agent hereunder.

(bb) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(cc) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties to this Agreement and sales of the Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties to this Agreement.

(dd) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2022, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code for all subsequent taxable years and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified.

(ee) Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Sales Agent the right to refuse to purchase and pay for such Securities.

(ff) Reservation of Shares. In respect of any Forward, a number of shares of Common Stock at least equal to the Share Cap will be reserved for issuance by the Company’s board of directors or a duly authorized committee thereof.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and each Forward Contract, including (i) the preparation,

printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed, each Prospectus and any Permitted Free Writing Prospectus, and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Sales Agent, the Forward Seller and the Forward Purchaser of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Sales Agent and the Confirmation Securities to the Forward Purchaser, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of such Common Stock, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Sales Agent, the Forward Seller, the Alternative Sales Agents and the Alternative Forward Sellers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (not to exceed $10,000), (vi) the printing and delivery to the Sales Agent, the Forward Seller and the Forward Purchaser of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Sales Agent or the Forward Seller to investors, (vii) the preparation, printing and delivery to the Sales Agent or the Forward Seller of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities and the Confirmation Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Sales Agent and the Forward Seller in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities and the Confirmation Securities on the NYSE, and (xi) if Securities having an aggregate offering price of $10,000,000 or more have not been offered and sold under this Agreement and the Alternative Distribution Agreements collectively by the eighteen-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Sales Agent, the Forward Seller, the Forward Purchaser, the Alternative Sales Agents the Alternative Forward Sellers and the Alternative Forward Purchasers for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their respective counsel incurred by the Sales Agent, the Forward Seller, the Forward Purchaser, the Alternative Sales Agents, the Alternative Forward Sellers and the Alternative Forward Purchasers in connection with the transactions contemplated by this Agreement (the “Expenses”) up to a maximum of $100,000 in the aggregate for all Expenses (the “Cap”). The Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

(b) Termination of Agreement. If this Agreement is terminated by the Sales Agent, the Forward Seller or the Forward Purchaser in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii)(x) hereof and Securities having an aggregate offering price of $10,000,000 or more have not been offered and sold under this Agreement and the Alternative Distribution Agreements collectively prior to such termination, the Company shall reimburse the Sales Agent, the Forward Seller and the Forward Purchaser, the Alternative Sales Agents, the Alternative Forward Sellers and the Alternative Forward Purchasers for all of their reasonable out of pocket expenses, including the reasonable fees and disbursements of their respective counsel up to the Cap in the aggregate for all Expenses.

SECTION 9. Conditions of the Obligations of the Sales Agent and the Forward Seller. The obligations of each of the Sales Agent and the Forward Seller hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. None of the Sales Agent, the Forward Seller or the Forward Purchaser shall have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s, the Forward Seller’s or the Forward Purchaser’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s, the Forward Seller’s or the Forward Purchaser’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Registration Statement and the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise (including all of the Properties), whether or not arising in the ordinary course of business.

(e) Opinion of Counsel for Company and the Operating Partnership. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f) Opinion of Tax Counsel for Company and the Operating Partnership. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion of Latham & Watkins LLP, tax counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(g) Opinion of Maryland Counsel for Company and the Operating Partnership. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion of Venable LLP, Maryland counsel to the Company, required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such opinion is required pursuant to Section 7(r).

(h) Opinion of Counsel for the Sales Agent. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion of Hunton Andrews Kurth LLP required to be delivered pursuant to Section 7(u) on or before the date on which the delivery of such opinion is required pursuant to Section 7(u).

(i) Opinion of Special Counsel for the Forward Purchaser. The Forward Seller and the Forward Purchaser shall have received the favorable opinion of Sidley Austin LLP required to be delivered pursuant to Section 7(v) on or before the date on which the delivery of such opinion is required pursuant to Section 7(v).

(j) Representation Certificate. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(k) Accountant’s Comfort Letter. The Sales Agent and the Forward Seller shall have received the Comfort Letter required to be delivered pursuant Section 7(s) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(s).

(l) Chief Financial Officer’s Certificate. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the certificate of the Chief Financial Officer of the Company required to be delivered pursuant to Section 7(t) on or before the date on which delivery of such certificate is required pursuant to Section 7(t).

(m) Approval for Listing. The Securities and the Confirmation Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Securities and the Confirmation Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(n) No Objection. Prior to the date that the first Securities are sold pursuant to the terms of this Agreement or any Alternative Distribution Agreement, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(o) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(p) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Sales Agent, the Forward Seller and the Forward Purchaser, as applicable, shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(q) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(r) Effectiveness of Confirmation. In respect of any Placement Notice delivered in respect of any Forward, the related Confirmation shall be in full force and effect.

(s) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Agent, the Forward Seller or the Forward Purchaser, as applicable, by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 14 15, 18, 19, 20, 25 and 26 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each of the Sales Agent, the Forward Seller and the Forward Purchaser, each of their respective affiliates (as such term is defined in Rule 501(b) of the Securities Act), directors, officers and each person, if any, who controls the Sales Agent, the Forward Seller and the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or

any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Sales Agent, the Forward Seller or the Forward Purchaser, as applicable), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Sales Agent Information.

(b) Indemnification by the Sales Agent and the Forward. Each of the Sales Agent and the Forward Seller agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Sales Agent Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Sales Agent, the Forward Seller and the Forward Purchaser and each person, if any, who controls the Sales Agent, the Forward Seller and the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Sales Agent, the Forward Seller and the Forward Purchaser, respectively; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Sales Agent, the Forward Seller and the Forward Purchaser and each person, if any, who controls the Sales Agent, the Forward Seller and the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliates, directors and officers of the Sales Agent, the Forward Seller and the Forward Purchaser, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the statements or omissions.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Operating Partnership bear to the total commissions received by the Sales Agent or the Forward Seller (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of any Forward Hedge Securities, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the related Forward Contract, assuming that the aggregate amount payable by the Forward Purchaser to the Company for such Confirmation Securities is equal to the aggregate amount of net proceeds received by the Forward Purchaser from the sale of such Securities through the Forward Seller).

The relative fault of the Company and the Operating Partnership, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Sales Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, none of the Sales Agent, the Forward Seller and the Forward Purchaser shall be required to contribute any amount in excess of the amount by which, in the case of the Sales Agent, the total price at which the Issuance Securities sold by it and distributed to the public were offered to the public, or in the case of the Forward Seller and the Forward Purchaser, as applicable, the total price of the Forward Hedge Securities sold by the Forward Seller, in each case pursuant to this Agreement, exceeds the amount of any damages which the Sales Agent, the Forward Seller or the Forward Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls the Sales Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliates, directors and officers of the Sales Agent, the Forward Seller or the Forward Purchaser shall have the same rights to contribution as the Sales Agent, the Forward Seller or the Forward Purchaser, as applicable, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership.

For purposes of this Section 11, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agent, the Forward Seller or the Forward Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Sales Agent and shall survive delivery and acceptance of the Securities and payment therefor and the settlement of any Forward Contract or any termination of this Agreement or the Forward Contract.

SECTION 13. Termination of Agreement.

(a) Termination; General. Each of the Sales Agent, the Forward Seller or the Forward Purchaser, as applicable, may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise (including all of the Properties), whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, the Forward Seller or the Forward Purchaser, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) (x) if trading in the Securities has been suspended or limited by the Commission or the NYSE, or (y) if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Sales Agent, the Forward Seller or the Forward Purchaser. Subject to Section 13(f), each of the Sales Agent, the Forward Seller or the Forward Purchaser, as applicable, shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the sale of all of the Securities by (1) the Sales Agent or the Forward Seller on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement or (2) the Alternative Sales Agents or the Alternative Forward Sellers on the terms and subject to the conditions set forth in the Alternative Distribution Agreements or any Placement Notice.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(r) or Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent, the Forward Seller, the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Securities, such Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to Section 9(r) or this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 14, Section 15, Section 18, Section 19, Section 20, Section 25 and Section 26 hereof shall survive such termination and remain in full force and effect.

(h) Acknowledgement of Termination of Prior Equity Distribution Agreement. The Company, the Operating Partnership and the Sales Agent each acknowledge the termination of the prior equity distribution agreement, dated January 13, 2022, by and among the Company, the Operating Partnership and the Sales Agent.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Agent shall be directed to the Sales Agent at Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, NC 28202, Attention: Brit Stephens, with a copy to ECMDesk@regions.com; notices to the Forward Seller and the Forward Purchaser at Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, NC 28202, Attention: Brit Stephens, with a copy to ECMDesk@regions.com.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors and the controlling persons, affiliates and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors, and said controlling persons, affiliates and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Sales Agent or the Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Successors and Assigns. In the event that the entity acting as Forward Purchaser (the “Previous Forward Purchaser”) is replaced as a party hereunder by its affiliate (the “New Forward Purchaser”), then, from the date of such transfer or assignment, the New Forward Purchaser shall for all purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as transferee or assignee of the Previous Forward Purchaser).

SECTION 17. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 18. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Waiver of Jury Trial. The Sales Agent, the Forward Seller, the Company (on their own behalf and, to the extent permitted by applicable law, on behalf of their respective shareholders and affiliates) and the Operating Partnership waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

SECTION 20. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended, the Sales Agent, the Forward Seller and the Forward Purchaser are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Sales Agent, the Forward Seller and the Forward Purchaser to properly identify its clients.

SECTION 21. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 23. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Securities that the Forward Seller has sold during such Forward Hedge Selling Period.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Aggregate Sales Price” means, with respect to a period, the sum of the Sales Prices for all Issuance Securities or Forward Hedge Securities, as applicable, sold during such period.

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“Confirmation” means the Confirmation for Issuer Share Forward Sale Transactions related to the Forward, by and among the Company and the Forward Purchaser or the Alternative Forward Purchaser, including all provisions incorporated by reference therein.

“Confirmation Securities” means shares of Common Stock to be issued and delivered pursuant to any Forward Contract.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Forward” means, with respect to each Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” the transaction resulting from the applicable Forward Contract.

“Forward Contract” means, for each Forward, the Confirmation evidencing such Forward between the Company and the Forward Purchaser or an Alternative Forward Purchaser.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target Aggregate Sales Price of the Forward Hedge Securities to be sold by the Forward Seller or an Alternative Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement or the Alternative Distribution Agreement, as applicable.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company, the Forward Seller and the Forward Purchaser and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), up to 2.0%.

“Forward Hedge Selling Period” means, subject to Section 2(c) hereof, the period of consecutive Trading Days beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Securities in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Termination Date” (each as defined in the related Forward Contract) under, and pursuant to the provisions of the Confirmation or (y) an “Insolvency Filing” (as defined in the Forward Contract) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller or the Forward Purchaser becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 9 or Section 13 hereof and as set forth in Sections 2(b) and 4 hereof.

“Forward Hedge Securities” means all Common Stock sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Securities” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward, that specifies that it relates to an “Issuance” and that requires the Sales Agent to use commercially reasonable efforts to sell the Issuance Securities as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Securities” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Securities” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit K hereto, in each case in the form furnished (electronically or otherwise) to the Sales Agent, the Forward Seller and the Forward Purchaser for use in connection with the offering of the Securities.

“NYSE” means the New York Stock Exchange.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Security or Issuance Security, as the case may be, sold by the Sales Agent or the Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities” means Issuance Securities and Forward Hedge Securities, as applicable. Where the context requires, the term “Securities” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the Sales Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Share Cap” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Volume-Weighted Hedge Price” has the meaning set forth in the Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Securities hereunder pursuant to Sections 3(b) and 6(e), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Securities sold by the Forward Seller on such Trading Day.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Sales Agent or the Forward Seller outside of the United States.

SECTION 24. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, and the Sales Agent or the Forward Seller, as applicable, represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Sales Agent or the Forward Seller and the Forward Purchaser, as applicable, or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit K hereto are Permitted Free Writing Prospectuses.

SECTION 25. Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a) each of the Sales Agent, the Forward Seller and the Forward Purchaser is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Sales Agent, the Forward Seller or the Forward Purchaser have advised or is advising the Company or the Operating Partnership on other matters, and none of the Sales Agent, the Forward Seller or the Forward Purchaser has any obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by the Sales Agent, the Forward Seller or the Forward Purchaser;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) none of the Sales Agent, the Forward Seller and the Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that the Sales Agent, the Forward Seller, the Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and the Sales Agent, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company and the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent, the Forward Seller or the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agent, the Forward Seller and the Forward Purchaser shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of Company or the Operating Partnership.

SECTION 26. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Sales Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent, such Forward Seller or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Sales Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Sales Agent, such Forward Seller or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sales Agent, such Forward Seller or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 26: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the

Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

REXFORD INDUSTRIAL REALTY, INC.

By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

REXFORD INDUSTRIAL REALTY, L.P.

By:	Rexford Industrial Realty, Inc., its sole general partner

	By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

[Signature Page to Equity Distribution Agreement (FORWARD)]

CONFIRMED AND ACCEPTED, as of the date first above written:

Regions Securities LLC, as Sales Agent
By	/s/ Ed Armstrong
Name: Ed Armstrong
Title: Managing Director

Regions Securities LLC, as Forward Seller
By	/s/ Ed Armstrong
Name: Ed Armstrong
Title: Managing Director

Regions Securities LLC,
as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By	/s/ Ed Armstrong
Name: Ed Armstrong
Title: Managing Director

[Signature Page to Equity Distribution Agreement (FORWARD)]

EXHIBIT A

[FORM OF PLACEMENT NOTICE]

From:	[ ]
Cc:	[’ ]
To:	[ ]

Subject: Equity Distribution—Placement Notice

Gentlemen:

Reference is made to the Equity Distribution Agreement between Rexford Industrial Realty, Inc. (the “Company”) and Regions Securities LLC (the “Forward Purchaser”) and Regions Securities LLC (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Securities thereunder, the “Sales Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities thereunder, the “Forward Seller”), dated May 27, 2022 (the “Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Agreement. Pursuant to the terms and subject to the conditions contained in the Agreement, this Placement Notice relates to [an “Issuance”]1 [a “Forward”]2.

Number of Trading Days in [Issuance]3 [Forward Hedge]4 Selling Period:

First Date of [Issuance]5 [Forward Hedge]6 Selling Period:

Maximum Number of Securities to be Sold:

[Issuance]7 [Forward Hedge]8 Amount: $

[Forward Hedge Selling Commission Rate: %

Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$

Spread:

[1]	Insert for a Placement Notice that relates to an “Issuance.”
[2]	Insert for a Placement Notice that relates to a “Forward.”
[3]	Insert for a Placement Notice that relates to an “Issuance.”
[4]	Insert for a Placement Notice that relates to a “Forward.”
[5]	Insert for a Placement Notice that relates to an “Issuance.”
[6]	Insert for a Placement Notice that relates to a “Forward.”
[7]	Insert for a Placement Notice that relates to an “Issuance.”
[8]	Insert for a Placement Notice that relates to a “Forward.”

A-1

Stock loan fee permitting adjustments in the Confirmation: [    ] basis points per annum

Stock loan fee triggering a stock borrow event in the Confirmation: [    ] basis points per annum

Regular Dividend Amounts:

For any calendar month ending on or prior to [December 31, 20[ ]]:	$	[	]
For any calendar month ending after [December 31, 20[ ]]:	$	[	]][9]

[Maturity date for the Confirmation: [    ]10:

Floor price (adjustable by Company during the [Issuance]11 [Forward Hedge]12 Selling Period, and in no event less than $1.00 per share): $ per share

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SECURITIES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE SALES AGENT OR THE FORWARD SELLER, AND/OR THE CAPACITY IN WHICH THE SALES AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

[9]

Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant month (or, if none, shall not exceed zero).

[10]	Insert for a Placement Notice that relates to a “Forward” to be not less than three months and not more than 2 years.
[11]	for a Placement Notice that relates to an “Issuance.”
[12]	Insert for a Placement Notice that relates to a “Forward.”

A-2

EXHIBIT B1

FORM OF CONFIRMATION

Form of Forward Confirmation

Date:	[⚫]

To:	Rexford Industrial Realty, Inc.
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
Attention: [⚫]

From:	[DEALER]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER] (“Dealer”) and Rexford Industrial Realty, Inc. (the “Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.

This Confirmation and the pricing supplement delivered hereunder and substantially in the form of Annex A hereto (the “Pricing Supplement”) evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in this Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement; (b) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][[⚫] (“Dealer Parent”)]; (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the

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payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[⚫], 202[⚫]

Effective Date:	The first day occurring on or after the Trade Date on which Shares sold through [AGENT], acting as forward seller for Dealer in such capacity (the “Agent”), pursuant to the Equity Distribution Agreement dated May [27], 2022, as may be amended from time to time, between Counterparty, Dealer, the Agent and Rexford Industrial Realty, L.P. (the “Equity Distribution Agreement”), have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “REXR”)

Number of Shares:	As specified in the placement notice substantially in the form attached to the Equity Distribution Agreement as Exhibit A (the “Placement Notice”) delivered by Counterparty to Dealer in respect of the Transaction; provided, however, that in the event that Dealer, in its commercially reasonable judgment, determines that it is unable (via the Agent) through commercially reasonable efforts to establish a commercially reasonable hedge position in such number of Shares in accordance with the Placement Notice in light of market liquidity conditions and/or the provisions of Section 3 of the Equity Distribution Agreement, the Number of Shares shall equal the aggregate number of Shares actually sold through the Agent acting as forward seller for Dealer (in connection with the establishment of a commercially reasonable hedge

3

position) pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided further, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date and (iii) [DATE]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with the Pricing Supplement specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined in accordance with the terms hereof.

Initial Forward Price:	[⚫]% of the volume weighted average price at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Equity Distribution Agreement (assuming that the Agent sold such Shares in a commercially reasonable manner that reflects prevailing market prices) during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted by the Calculation Agent in a commercially reasonable manner to (x) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, (i)(A) Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

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Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[⚫] basis points

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Securities Act:	Securities Act of 1933, as amended

Exchange Act:	Securities Exchange Act of 1934, as amended

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it advisable with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction and

5

have been adopted in good faith by Dealer (whether or not such policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [⚫] Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its commercially reasonable hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind

6

Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	[⚫], 202[⚫] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day)

Settlement Shares:

(a)   With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.
Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its commercially reasonable hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmations)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (“Rule 10b-18”) or (B) in its commercially reasonable judgment, due to the occurrence of five or more Disrupted Days or to the lack of

7

sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) a representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction

8

would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) determined based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to

9

Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus a commercially reasonable commission related to Dealer’s purchase of Shares in connection with the unwind of its commercially reasonable hedge position, to repurchase each Settlement Share, not to exceed USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part) assuming Dealer has a commercially reasonable hedge position and is purchasing Shares in a commercially reasonable manner at prices that reflect prevailing market prices for the Shares, taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)   the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge (assuming Dealer has a commercially reasonable hedge position and unwinds its hedge position in a commercially reasonable manner), including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares

10

to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of 1.5 times (i) the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions, minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any [10] consecutive Scheduled Trading Day period, of borrowing a

11

number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction exceeds a weighted average rate equal to [25] basis points per annum, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [25] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

Dividends:	No adjustment shall be made if, on any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (i) only) to but excluding the next subsequent Forward Price Reduction Date differs from, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Dealer.

Non-Reliance:	Applicable

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Agreements and Acknowledgments:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, obligations, privileges and remedies of Dealer under this Transaction, in whole or in part, to (A) an affiliate of Dealer[ Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer[ or Dealer Parent], or (B) any other affiliate of Dealer[ Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer[ or Dealer Parent] at the time of transfer without the consent of Counterparty; provided that, (i) at the time of such assignment or transfer, Counterparty would not, as a result of such assignment or transfer, designation or delegation, reasonably be expected at any time (A) to be required to pay (including a payment in kind) to Dealer or such transferee or assignee or designee an amount in respect of an Indemnifiable Tax greater than the amount Counterparty would have been required to pay to Dealer in the absence of such assignment, transfer, designation or delegation, or (B) to receive a payment (including a payment in kind) after such assignment or transfer that is less, as a result of the deduction or withholding of or on account of any Tax in respect of which the other party is not required to pay an additional amount, than the amount Counterparty would have received if the payment were made immediately prior to such assignment or transfer, (ii) prior to such assignment or transfer, Dealer shall have caused the assignee, transferee, or designee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the transfer complies with the requirements of clause (i) in this paragraph, and (iii) at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, obligations, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with respect to any payments or deliveries under the Agreement.

3. Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described

13

in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.
4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

14

The Office of Dealer for the Transaction is: [Atlanta][Birmingham][Charlotte][New York][Toronto][⚫]

6. Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

Rexford Industrial Realty, Inc.

11620 Wilshire Boulevard, Suite 1000

Los Angeles, CA 90025

Attention: Laura Clark

Telephone: 424-281-7334

E-mail: lclark@rexfordindustrial.com

(b) Address for notices or communications to Dealer:

[⚫]

7. Other Provisions:

(a) Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the Agent acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Distribution Agreement. If the Equity Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Equity Distribution Agreement is terminated prior to the Hedge Completion Date, this Transaction shall remain effective with respect to any Shares that had been sold by the Agent acting as forward seller for Dealer on or after the Trade Date and prior to such termination.

(b) Equity Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Equity Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Equity Distribution Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the

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Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Equity Distribution Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares up to the Initial Number of Shares delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

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(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate.

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the prohibitions on manipulative and deceptive devices set forth under the Exchange Act and that this Confirmation shall be interpreted to comply with such requirements. Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act. In addition, Counterparty represents that it has not entered into or

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altered, and shall not enter into or alter, any corresponding or hedging transaction with respect to the Transaction.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

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(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of this Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VI of the Articles of Amendment and Restatement of Counterparty, as amended and supplemented; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

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(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VI of the Articles of Amendment and Restatement of Counterparty, as amended and supplemented, except for purposes of Section 6.2.4 thereof.

(xvi) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer, Dealer (or an affiliate of Dealer) (A) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to [200] basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not

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an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such

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person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge (assuming that Dealer has a commercially reasonable hedge and unwinds its hedge in a commercially reasonable manner) and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other

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property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event. If Dealer designates a Termination Settlement Date as a result of an Acceleration Event caused by an excess dividend of the type described in Paragraph 7(f)(ii), no adjustments(s) shall be made to the terms of this contract to account for the amount of such excess dividend.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance

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System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the

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State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than [4.5]%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

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(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (including all persons who may form a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (collectively, the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of [4.9]% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VI of the Articles of Amendment and Restatement of Counterparty, as amended and supplemented (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Dealer represents and warrants that, as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

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(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under this Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

(u) Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section

27

4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(1) Dealer makes the following representations:

a.

[(i) It is a national banking association organized and existing under the laws of the United States of America. (ii) It is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the U.S. Treasury Regulations. (iii) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.][13] [(i) It is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes. (ii) It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the U.S. Treasury Regulations) for U.S. federal income tax purposes. (iii) Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.][14] [It is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, it is a Disregarded Entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.][15] [It is a limited liability company organized and existing under the laws of the State of Delaware and is treated as a disregarded entity of a New York corporation for U.S. federal income tax purposes.][16][(i) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes. (ii) It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations.][17] [It is a “foreign person” as that term is used in section 1.6041-4(a)(4) of the U.S. Treasury Regulations. (ii) It is a chartered bank organized under the laws of Canada. (iii) Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of

[13]	NTD: BofA, GS, JPM and Wells Fargo.
[14]	NTD: BNS.
[15]	NTD: Mizuho.
[16]	NTD: Jefferies.
[17]	NTD: Truist.

28

a trade or business in the United States. (iv) It is fully eligible for the benefits of the “Business Profits”, “Interest” and “Other Income” provisions of the Canada-United States Income Tax Convention (1980).][18][(i) It is a state banking corporation organized under the laws of the State of Alabama. (ii) It is a “U.S. person” (as that term is defined in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.][19] [⚫]

(2) Counterparty makes the following representations:

a.	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of U.S. Treasury Regulations) for U.S. federal income tax purposes.

b.

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of U.S. Treasury Regulations.

(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Paragraph 7(u) of this Confirmation, and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

(iv) HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The

[18]	NTD: CIBC.
[19]	NTD: Regions.

29

parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, completed accurately and in a manner reasonably acceptable to Dealer and, in particular, with the “C Corporation” box checked on line 3 thereof (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, completed accurately and in a manner reasonably acceptable to Counterparty and, in particular, with the “C Corporation” or “Corporation” box checked on line 3 or 4 thereof, respectively, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect.

(vi) Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4), 2(d)(ii)(1) of the Agreement and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.

(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

30

(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more other dealers. Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its commercially reasonable hedge in a commercially reasonable manner in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one other dealer, every third Scheduled Trading Day if there are two other dealers, etc.).

(x) Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

(y) Counterparts.

(i) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature,

31

except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by e-mail.

[(z) U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection

32

Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]

(aa) [Insert Dealer Boilerplate, if any].

33

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

REXFORD INDUSTRIAL REALTY, INC.

By:
Name:
Title:

34

SCHEDULE I

Forward Reduction Date	Price	Forward Price Reduction Amount
Trade Date		USD 0.000
[⚫]		USD [⚫]
[⚫]		USD [⚫]
Final Date		USD 0.000

ANNEX A

PRICING SUPPLEMENT

Date:	[⚫]

To:	Rexford Industrial Realty, Inc.
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
Attention: [⚫]

From:	[DEALER]

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [⚫] (the “Confirmation”) between Rexford Industrial Realty, Inc. (“Counterparty”) and [DEALER] (“Dealer”).

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [⚫];

(b) the Number of Shares shall be [⚫], subject to further adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [⚫].

Very truly yours,

[DEALER]

By:
Name: [⚫]
Title: [⚫]

Confirmed as of the date first above written:

REXFORD INDUSTRIAL REALTY, INC.

By:
Name: [⚫]
Title: [⚫]

2

EXHIBIT B2

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Regions Securities LLC

Rexford Industrial Realty, Inc.

B2-1

EXHIBIT C

COMPENSATION

The Sales Agent shall be paid compensation at a rate up to 2.0% of the gross proceeds from the sales of Issuance Securities pursuant to the terms of this Agreement.

The Forward Seller shall be paid compensation at a rate up to 2.0% of the gross proceeds from the sales of Forward Hedge Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D

SUBSIDIARIES OF THE COMPANY

None.

D-1

EXHIBIT E

RESTRICTIONS ON DISTRIBUTIONS

1.

Term Loan Agreement, dated July 24, 2013, among RIF I—Don Julian, LLC, RIF I—Lewis Road, LLC, RIF I—Walnut, LLC, RIF I—Oxnard, LLC, RIF II – Kaiser, LLC and RIF III—Irwindale, LLC, collectively as Borrower, and Bank of America, N.A., as Lender.

2.

Modification and Loan Assumption Agreement, dated January 24, 2014, by and among RIF I—Don Julian, LLC, RIF I—Lewis Road, LLC, RIF I—Oxnard, LLC, RIF I—Walnut, LLC, REXFORD BUSINESS CENTER – FULLERTON, LLC, RIF II – Kaiser, LLC, RIF III—Irwindale, LLC and REXFORD INDUSTRIAL – MADERA INDUSTRIAL, LLC collectively as Borrower, and Bank of America, N.A., as Lender.

3.

Note Purchase and Guarantee Agreement, dated July 16, 2015, by and among Rexford Industrial Realty, L.P., as the Issuer, Rexford Industrial Realty, Inc., as the Parent Guarantor, and each of the purchasers party thereto, as amended by that certain First Amendment to Note Purchase and Guarantee Agreement, dated June 30, 2016, and that certain Second Amendment to Note Purchase and Guarantee Agreement, dated as of June 16, 2017..

4.	Note Purchase and Guarantee Agreement, dated as of July 13, 2017, by and among Rexford Industrial Realty L.P., Rexford Industrial Realty, Inc. and the purchasers named therein.

5.

Credit Agreement, dated as of May 22, 2018, among Rexford Industrial Realty, L.P., as borrower, Rexford Industrial Realty, Inc., as parent, Capital One, National Association, as administrative agent, sole lead arranger and bookrunner and BB&T Capital Markets, a division of BB&T Securities, LLC, as syndication agent, as amended by that certain First Amendment to Credit Agreement, dated February 13, 2020 and by that certain Second Amendment to Credit Agreement, dated June 30, 2021.

6.

Second Modification Agreement, dated June 27, 2018, by and among RIF I—Don Julian, LLC, RIF I—Lewis Road, LLC, RIF I—Oxnard, LLC, RIF I—Walnut, LLC, Rexford Business Center—Fullerton, LLC, RIF III—Irwindale, LLC, and Rexford Industrial—Madera Industrial, LLC, collectively as Borrower, Rexford Industrial Realty, Inc., as Guarantor, and Bank of America, N.A., as Lender.

7.	Note Purchase and Guarantee Agreement, dated as of July 16, 2019, by and among Rexford Industrial Realty L.P., Rexford Industrial Realty, Inc. and the purchasers named therein.

8.	Third Amended and Restated Credit Agreement, dated February 13, 2020, among Rexford Industrial Realty, Inc. as Parent, Rexford Industrial Realty, L.P. as Borrower, Bank of

E-1

America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and the other parties party thereto.

9.	Indenture, dated as of November 16, 2020, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank, National Association, as trustee.

10.

First Supplemental Indenture, dated as of November 16, 2020, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank, National Association, as trustee, including the form of 2.125% Senior Notes due 2030 and guarantee of the notes.

11.

Second Supplemental Indenture, dated as of August 9, 2021, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank, National Association, as trustee, including the form of 2.150% Senior Notes due 2031 and guarantee of the notes.

E-2

EXHIBIT K

ISSUER FREE WRITING PROSPECTUSES

None.

K-1